                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Forward Air Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                     [LOGO]


                                             April 23, 2001


Dear Fellow Shareholder:

On behalf of the Board of Directors and management of Forward Air Corporation, you are cordially invited to attend the Annual Meeting of Shareholders on Monday, May 21, 2001, at 1:30 p.m., local time, at the General Morgan Inn & Conference Center, 111 North Main Street, Greeneville, Tennessee.

YOUR VOTE IS IMPORTANT. Therefore, whether or not you plan to attend the meeting in person, please complete, sign, date and return the enclosed proxy in the envelope provided as promptly as possible. If you attend the meeting and desire to vote in person, you may do so even though you have previously sent a proxy.

I hope you will be able to join us, and we look forward to seeing you in Greeneville.


                                             Sincerely yours,


                                             Scott M. Niswonger
                                             Chairman of the Board
                                             and Chief Executive Officer

                            FORWARD AIR CORPORATION
                                430 AIRPORT ROAD
                          GREENEVILLE, TENNESSEE 37745

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 21, 2001

To the Shareholders of Forward Air Corporation:

The Annual Meeting of Shareholders of Forward Air Corporation (the "Company") will be held on Monday, May 21, 2001, beginning at, at 1:30 p.m., local time, at the General Morgan Inn & Conference Center, 111 North Main Street, Greeneville, Tennessee.

Attendance at the Annual Meeting will be limited to shareholders, those holding proxies from shareholders and representatives of the press and financial community. If you wish to attend the meeting but your shares are held in the name of a broker, trust, bank or other nominee, you should bring with you a letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares.

The purposes of this meeting are:

         1. To elect seven members of the Board of Directors with terms expiring at the next Annual Meeting of Shareholders in 2002;

         2. To consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as the independent auditors of the Company; and

         3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of the $0.01 par value common stock of the Company of record at the close of business on March 15, 2001 are entitled to notice of and to vote at the Annual Meeting. Shareholders are cordially invited to attend the meeting in person.

SHAREHOLDERS ARE URGED TO EXECUTE THE ENCLOSED PROXY AND RETURN IT PROMPTLY, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING. ANY PROXY NOT DELIVERED AT THE MEETING SHOULD BE MAILED TO REACH THE COMPANY'S PROXY TABULATOR, SUNTRUST BANK, STOCK TRANSFER DEPARTMENT, P.O. BOX 4625, ATLANTA, GEORGIA 30302 BY 9:00 A.M. ON MAY 18, 2001. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.


                                    By Order of the Board of Directors,


                                    Richard H. Roberts
                                    Secretary

Greeneville, Tennessee
April 23, 2001

                            FORWARD AIR CORPORATION
                                430 AIRPORT ROAD
                          GREENEVILLE, TENNESSEE 37745
                                 (423) 636-7100


                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS


This Proxy Statement is furnished to the shareholders of Forward Air Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors (the "Board") for use at the Annual Meeting of Shareholders to be held on Monday, May 21, 2001, beginning at 1:30 p.m., local time, at the General Morgan Inn & Conference Center, 111 North Main Street, Greeneville, Tennessee, and any adjournment thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. This proxy material was first mailed to shareholders on or about April 23, 2001.

If the enclosed form of proxy is executed and returned, it will be voted in accordance with the instructions given, but may be revoked at any time insofar as it has not been exercised by notifying the Secretary of the Company in writing at the principal executive offices of the Company or by duly executing and delivering a proxy bearing a later date. Each proxy will be voted FOR Proposals 1 and 2 if no contrary instruction is indicated in the proxy, and in the discretion of the proxies on any other matter which may properly come before the shareholders at the Annual Meeting.

There were 21,525,652 shares of Common Stock issued and outstanding on March 15, 2001. A majority of such shares, present or represented by proxy, will constitute a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum on all matters. Abstentions and broker non-votes are not treated as votes for or against the Proposals presented to the shareholders. Because directors are elected by a plurality of the votes cast, abstentions are not considered in the election. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Shareholders are entitled to one vote for each share of Common Stock held of record at the close of business on March 15, 2001.

The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement. Such solicitation will be made by mail, and also may be made by the Company's executive officers or employees personally. The Company does not anticipate paying any compensation to any other party for this solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.

PROPOSAL 1 - ELECTION OF DIRECTORS

Seven directors will be elected at the meeting, each to hold office until the next Annual Meeting of Shareholders and until a successor has been duly elected and qualified. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE SEVEN NOMINEES NAMED BELOW. DULY EXECUTED PROXIES WILL BE SO VOTED UNLESS RECORD HOLDERS SPECIFY A CONTRARY CHOICE ON THEIR PROXIES. If for any reason a nominee is unable to serve as a director, it is intended that the proxies solicited hereby will be voted for such substitute nominee as the Board may propose. The Board has no reason to expect that the nominees will be unable to serve and, therefore, at this time it does not have any substitute nominees under consideration. Proxies cannot be voted for a greater number of persons than the number named.

The nominees for election shall be elected by a plurality of the votes cast by the shares of Common Stock entitled to vote at the Annual Meeting. Shareholders have no right to vote cumulatively for directors, but rather each shall have one vote for each director for each share of Common Stock held by such shareholder.

DIRECTOR NOMINEES

The following persons are the nominees for election to serve as directors. All nominees are presently directors of the Company. There are no family relationships between any of the director nominees. Certain information relating to the nominees, which has been furnished to the Company by the individuals named, is set forth below.


BRUCE A. CAMPBELL                           Director since 1993
Greeneville, Tennessee                      Age 49

Mr. Campbell has served as Chief Operating Officer of the Company since April 1990, a director since April 1993 and President since August 1998. Mr. Campbell served as Executive Vice President of the Company from April 1990 until August 1998. Prior to joining the Company, Mr. Campbell served as Vice President of Ryder-Temperature Controlled Carriage in Nashville, Tennessee from September 1985 until December 1989. Mr. Campbell also serves as a director of Greene County Bancshares.


ANDREW C. CLARKE                            Director nominee
Greeneville, Tennessee                      Age 30

Mr. Clarke was appointed Chief Financial Officer, Senior Vice President and Treasurer of the Company in April 2001. Since April 2000, he has served as Chief Financial Officer, Senior Vice President and director of a Company subsidiary that provides Internet and technology services and support to the Company. From August 1998 to March 2000, Mr. Clarke was an investment banker with Deutsche Banc Alex. Brown in the Global Transportation Group focusing on logistics and transportation companies. From June 1997 until September 1997, he worked in the high yield group at Smith Barney Inc., and from August 1993 until June 1996 in the mergers and acquisitions group at A.G. Edwards & Sons, Inc.

JAMES A. CRONIN, III                        Director since 1993
Aurora, Colorado                            Age 46

Mr. Cronin has been Chief Operating Officer and Chief Executive Officer at deuxo, a software company, since September 2000. From June 1996 to February 2000, Mr. Cronin served as Chief Operating Officer, Executive Vice President, Finance, of Ascent Entertainment Group, Inc. and as a director from June 1996 until March 2000. From June 1992 until June 1996, he was a private investor. Mr. Cronin was a partner in Alfred Checchi Associates, a private investment firm in Los Angeles, California, from September 1989 to June 1992. Mr. Cronin served as President and Chief Executive Officer of Tiger International, Inc. and The Flying Tiger Line from September 1987 to August 1989.


HON. ROBERT KEITH GRAY                      Director since 1993
Miami, Florida                              Age 75

Mr. Gray has been Chairman and Chief Executive Officer of Gray and Company II, a public relations company, since November 1992. Since 1981, Mr. Gray has also been Chairman of Gray Investment Companies and Powerhouse Leasing Corp. From 1991 to 1992, Mr. Gray was Chairman of Hill & Knowlton Public Affairs Worldwide/USA and was its Chief Executive Officer from 1986 to 1991. Mr. Gray has served in various government positions, including Special Assistant to the Secretary of the Navy, Secretary of the Cabinet and Special Assistant to President Eisenhower.


RAY A. MUNDY                                Director since 2000
St. Louis, Missouri                         Age 56

Dr. Mundy began serving as Director of the Center for Transportation Studies and Barriger Endowed Professor of Transportation and Logistics at the University of Missouri in January 2000. From January 1996 until December 1999, he was the Taylor Distinguished Professor of Logistics and Transportation at the University of Tennessee. Also while at the University of Tennessee, Dr. Mundy managed its Transportation Management & Policies Studies program and was one of the Directors of its Supply Chain Forum. Dr. Mundy also serves as a consultant to both the public and private sectors and sits on Advisory Boards for Internet, transportation and logistics companies.


SCOTT M. NISWONGER                          Director since 1981
Greeneville, Tennessee                      Age 53

Mr. Niswonger is a co-founder of the Company, has served as a director since its founding in October 1981 and as Chairman of the Board and Chief Executive Officer since February 1988. Mr. Niswonger served as President of the Company from October 1981 until August 1998. Mr. Niswonger also serves as Chairman of the Board and Chief Executive Officer of Landair Corporation and on the Regional Advisory Board of First Tennessee Bank National Association.

RICHARD H. ROBERTS                          Director since 1995
Greeneville, Tennessee                      Age 46

Mr. Roberts has served as Senior Vice President and General Counsel of the Company since July 1994 and as Secretary and a director since May 1995. Prior to joining the Company, Mr. Roberts was a partner with the Baker, Worthington, Crossley & Stansberry law firm from January 1991 until July 1994. Mr. Roberts also serves as a director of Miller Industries, Inc. and as Senior Vice President, General Counsel, Secretary and a director of Landair Corporation.


BOARD OF DIRECTORS AND COMMITTEES

During the last year, the Board held five meetings. The Board has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee. These committees do not have a formal meeting schedule, but are required to meet at least once each year.

Current members of the Executive Committee are Bruce A. Campbell, Scott M. Niswonger and Richard H. Roberts. The Executive Committee is authorized to act on behalf of and to carry out the functions of the Board to the extent permitted by law and the Bylaws of the Company.

The Audit Committee is composed of three independent directors: James A. Cronin, III, Robert Keith Gray and Ray A. Mundy. The Audit Committee recommends engagement of the independent auditors, considers the fee arrangement and scope of the audit, reviews the financial statements and the independent auditors' report, considers comments made by the independent auditors with respect to the Company's internal control structure, and reviews internal accounting procedures and controls with the Company's financial and accounting staff. The Audit Committee is governed by a written charter approved by the Board. A copy of the charter is included in Appendix A. The Audit Committee held two meetings during 2000.

Current members of the Compensation Committee are James A. Cronin, III, Robert Keith Gray and Scott M. Niswonger. The Compensation Committee is responsible for determining the overall compensation levels of certain of the Company's executive officers and administering the Company's employee stock option plan and other employee benefit plans. The Compensation Committee held two meetings during 2000.

Current members of the Nominating Committee are Bruce A. Campbell, James A. Cronin, III and Scott M. Niswonger. The Nominating Committee is responsible for establishing the criteria for and reviewing the qualifications of individuals for election as members of the Board. When a vacancy on the Board occurs or is anticipated, the Committee presents its recommendation of a replacement director to the Board. The Committee also makes recommendations as to exercise of the Board of Director's authority to determine the number of its members, within the limits provided by the Bylaws of the Company. Shareholders wishing to communicate with the Nominating Committee concerning potential director candidates may do so by corresponding with the Secretary of the Company and including the name and biographical data of the individual being suggested. The Nominating Committee held one meeting during 2000.

All directors hold office at the pleasure of the shareholders. All of the incumbent directors attended at least 75% of the total number of meetings of the Board and committees on which they served during 2000.

COMPENSATION OF DIRECTORS

Employee directors of the Company do not receive additional compensation for serving as members of the Board of Directors or on any committee thereof. In lieu of an annual retainer, non-employee directors are paid a fee of $1,500 for each Board meeting and $1,500 for each committee meeting attended, together with reasonable traveling expenses. No additional fee is paid for committee meetings held on the same day as Board meetings.

In July 2000, Ray A. Mundy received a grant of 7,500 options under a nonqualified option agreement at an exercise price of $36.375. In addition, the Company's Non-Employee Director Stock Option Plan (the "Director Plan") provides that on the first business day following each Annual Meeting of Shareholders each non-employee director is automatically granted an option for the purchase of 7,500 shares of Common Stock at an exercise price equal to the closing sales price of the Common Stock on the date of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Until September 1998, the Company operated its deferred air freight business and a national truckload carrier business. On September 23, 1998, the Company spun off its truckload carrier business through the distribution to its shareholders of all of the outstanding common stock of Landair Corporation. Scott M. Niswonger and Richard H. Roberts serve as directors and executive officers of Landair Corporation. In addition, Scott M. Niswonger beneficially owned approximately 24% of the Company and 58% of Landair Corporation as of March 15, 2001. Mr. Roberts owned approximately 7% of Landair Corporation as of March 15, 2001. In connection with the spin-off, the Company and Landair Corporation entered into various agreements, including a Transition Services Agreement.

During 2000, the Company and Landair Corporation continued to provide various services to each other under the Transition Services Agreement. The Company charged Landair Corporation approximately $1.5 million and Landair Corporation charged the Company approximately $230,000 in 2000. Effective April 1, 2001, the only remaining services the Company provides to Landair Corporation are legal, general administration and information technology. Landair Corporation continues to provide the Company with insurance and claims services. The Company or Landair Corporation, as recipients of the services, may terminate any such services at any time on thirty days' irrevocable written notice, and the Company or Landair Corporation, as providers of the services, may terminate any of the services, other than information technology services, on three months' irrevocable notice. Information technology services provided by the Company to Landair Corporation terminate in September 2001.

During 2000, the Company and Landair Corporation routinely engaged in transactions where Landair Corporation hauled deferred air freight shipments for the Company which were in excess of the Company's scheduled capacity. The cost of these shipments to the Company was approximately $2.2 million during 2000.

The Company chartered an aircraft on an as-needed hourly basis from Sky Night, L.L.C. in 2000. Sky Night, L.L.C. is owned by Scott M. Niswonger. The total air charter expense paid was $185,000 and the Company paid salaries and benefits of $130,000 for two pilots of Sky Night, L.L.C.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the "beneficial ownership," as that term is defined in the rules of the Securities and Exchange Commission (the "Commission") of the Common Stock of (i) each director; (ii) the Chief Executive Officer and the four other highest paid executive officers of the Company (the "Named Executive Officers"); (iii) all directors and executive officers as a group; and (iv) each other person known to be a "beneficial owner" of more than five percent of any class of capital stock of the Company based on information available to the Company on March 15, 2001. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the Common Stock owned by them on such date.


                                                                                                       Percentage of
                                                                       Aggregate Number of             Common Shares
           Name and Address of Beneficial Owner(1)                         Shares(2)                   Outstanding(2)
------------------------------------------------------------           --------------------            --------------
Bruce A. Campbell...........................................                 245,980(3)                      1.14%
Andrew C. Clarke............................................                      --                          --
James A. Cronin, III .......................................                 150,825(4)                        *
Hon. Robert Keith Gray......................................                 183,425(4)                        *
Ray A. Mundy................................................                     665                           *
Scott M. Niswonger..........................................               5,165,600(5)                     24.00
Richard H. Roberts..........................................                 105,625(6)                        *
David E. Queen..............................................                   1,276(7)                        *
Michael A. Roberts..........................................                 186,104(8)                        *
John H. Traendly............................................                  15,000                           *
Brown Investment Advisory & Trust Company...................               1,091,904(9)                      5.07
FMR Corporation.............................................               1,982,815(10)                     9.21
RS Investment Management Co. LLC............................               1,326,125(11)                     6.16
All directors and executive officers as a group (11 persons)               6,175,690(12)                    29.17

*        Less than one percent.
(1) The business address of each listed executive officer and director is c/o Forward Air Corporation, 430 Airport Road, Greeneville, Tennessee 37745.
(2) For the purpose of determining "beneficial ownership," the rules of the Commission require that every person who has or shares the power to vote or dispose of shares of stock be reported as a "beneficial owner" of all shares as to which such power exists. As a consequence, many persons may be deemed to be the "beneficial owners" of the same securities. The Commission rules also require that certain shares of stock that a beneficial owner has the right to acquire from the exercise of stock options within 60 days of the date set forth are deemed to be outstanding for the purpose of calculating the percentage of ownership of such owner, but are not deemed outstanding for the purpose of calculating the percentage of ownership of any other person.
(3) Includes 151,735 shares which are issuable pursuant to options which are exercisable within 60 days of the date set forth above.
(4) Includes 118,125 shares which are issuable pursuant to options which are exercisable within 60 days of the date set forth above.
(5) Includes 300 shares held by Mr. Niswonger as custodian for his grandson and 300 shares which are held by Mr. Niswonger's spouse as custodian for one of her children.
(6) Includes 35,800 shares which are issuable pursuant to options which are exercisable within 60 days of the date set forth above.
(7) Includes 151 shares which are issuable pursuant to options which are exercisable within 60 days of the date set forth above.
(8) Includes 112,782 shares which are issuable pursuant to options which are exercisable within 60 days of the date set forth above and 3,555 shares held by Mr. Roberts' spouse.
(9) Brown Investment Advisory & Trust Company ("BIATC") and its wholly owned subsidiary, Brown Advisory Incorporated ("BAI"), 19 South Street, Baltimore, Maryland 21202, reported in a Schedule 13G filed with the

         Commission that as of December 31, 2000, BIATC beneficially owned 508,382 shares and BAI beneficially owned 583,522 shares. BIATC had sole voting power over 474,618 shares, shared voting power over 33,764 shares, sole dispositive power over 508,382 shares and no shared dispositive power over the shares. BAI reported it had sole voting and dispositive power over 583,522 shares and no shared voting or dispositive power over the shares.
(10) FMR Corporation ("FMR"), 82 Devonshire Street, Boston, Massachusetts 02109, reported in a Schedule 13G filed with the Commission that as of December 31, 2000, FMR beneficially owned all of the shares, had sole voting power over 403,110 of the shares, sole dispositive power over all of the shares and no shared voting or dispositive power over the shares.
(11) RS Investment Management Co. LLC ("RSLLC") is the general partner of RS Investment Management, L.P. ("RSLP"), a registered investment adviser. The business address of both entities is 388 Market Street, Suite 200, San Francisco, California 94111. A Schedule 13G filed with the Commission reported that as of December 31, 2000, RSLLC had no sole voting or dispositive power over the shares and had shared voting and dispositive power over all of the shares. Of the shares set forth above, RSLP had no sole voting or dispositive power and had shared voting and dispositive power over 322,425 shares.
(12) Includes 556,406 shares which are issuable pursuant to options which are exercisable within 60 days of the date set forth above.

                   COMPENSATION OF EXECUTIVE OFFICERS IN 2000

                           SUMMARY COMPENSATION TABLE

The following table sets forth the cash and non-cash compensation paid or to be paid by the Company to the Named Executive Officers for the years shown in all capacities in which they served.


                                                                                         Long-Term
                                                                                        Compensation
                                                                                          Awards
                                                                                        ------------
                                                   Annual Compensation                   Number of
                                     -----------------------------------------------     Securities      All Other
                                                                        Other Annual     Underlying     Compensation
Name and Principal Positions         Year        Salary        Bonus    Compensation       Options           (1)
----------------------------         ----      ---------      -------   ------------     -----------    ------------

Scott M. Niswonger(2)                2000      $ 151,602      $60,558      $ --                --           $11,625
   Chairman and                      1999        148,593      100,000        --                --             6,435
   Chief Executive Officer           1998        143,987       73,238        --                --             5,656

Bruce A. Campbell                    2000      $ 225,000      $87,750      $ --                --           $11,500
   President and                     1999        200,000      200,000        --           300,000            11,040
   Chief Operating Officer           1998        158,237       82,550        --                --            10,668

David E. Queen                       2000      $ 115,994      $18,853      $ --            15,000           $10,583
   Senior Vice President,            1999        110,612       60,000        --            45,000            14,923
   Operations                        1998        106,904       27,360        --                --            10,006

Michael A. Roberts                   2000      $ 125,928      $20,351      $ --            15,000           $10,974
   Senior Vice President,            1999        119,621       50,000        --            45,000            10,847
   Sales and Marketing               1998        115,750       29,534        --            20,000            10,004

John H. Traendly(3)                  2000      $ 164,466      $22,500      $ --                --           $    --
   Vice President,                   1999        156,779       31,500        --                --                --
   Information Systems               1998        124,039       30,000        --            30,000                --

(1) Includes car allowance and employer matching portion of 401(k) contributions.
(2) Effective January 1, 1998, Mr. Niswonger's annual compensation and bonus were allocated equally to the Company and Landair Corporation pursuant to the terms of the Transition Services Agreement. Since January 1, 1999, Mr. Niswonger's annual salary has been allocated equally to the Company and Landair Corporation pursuant to the terms of the Transition Services Agreement and his annual bonus has been paid at the discretion of the Company's Compensation Committee.
(3)      Mr. Traendly joined the Company in March 1998.

       2000 OPTION GRANTS, AGGREGATED OPTION EXERCISES AND OPTION VALUES

During 2000, the Company awarded stock options to two of the Named Executive Officers as set forth in the following table. The Company has not granted and does not have any Stock Appreciation Rights outstanding.

                           OPTION GRANTS IN LAST YEAR


                                                   Individual Grants                                   Potential
                             ------------------------------------------------------------           Realizable Value
                                                Percent of                                         at Assumed Annual
                                                  Total                                              Rates of Stock
                              Number of           Options                                          Price Appreciation
                             Securities         Granted to      Exercise                               For Option
                             Underlying          Employees         or                                   Term(1)
                              Options               in         Base Price      Expiration       -------------------------
     Name                     Granted            Last Year     ($/Share)          Date             5%              10%
------------------           ----------         ----------     ----------      ----------       --------        ---------
David E. Queen                 15,000              7.59%        $26.69         02/03/10         $335,707        $771,697
Michael A. Roberts             15,000              7.59          26.69         02/03/10          335,707         771,697

(1) We recommend caution in interpreting the financial significance of these figures. They are calculated by multiplying the number of options granted by the difference between a future hypothetical stock price and the option exercise price and are shown pursuant to rules of the Commission. They assume the value of Common Stock appreciates 5% or 10% each year, compounded annually, for ten years (the life of each option). They are not intended to forecast possible future appreciation, if any, of such stock price or to establish a present value of options. Also, if appreciation does occur at the 5% or 10% per year rate, the amounts shown would not be realized by the recipients until the year 2010. Depending on inflation rates, these amounts may be worth significantly less in 2010, in real terms, than their value today.

                   AGGREGATED OPTION EXERCISES IN LAST YEAR
                          AND YEAR-END OPTION VALUES

The following table sets forth the year-end aggregated option exercises and the year-end value of unexercised options held by four of the Named Executive Officers.


                                  Option Exercises                   Number of
                                    In Last Year               Securities Underlying            Value of Unexercised
                            --------------------------        Unexercised Options Held          In-The-Money Options
                              Shares                                at Year-End                    at Year-End(2)
                             Acquired          Value        -----------------------------    ----------------------------
     Name(1)                on Exercise       Realized      Exercisable     Unexercisable    Exercisable    Unexercisable
------------------          -----------       --------      -----------     -------------    -----------    -------------

Bruce A. Campbell             50,000         $1,617,459       145,324         239,064         $4,722,788      $7,476,535
David E. Queen                62,812          1,621,735            --          53,438                 --       1,330,687
Michael A. Roberts                --                 --        93,094          53,438          3,096,160       1,330,687
John H. Traendly                  --                 --        15,000          15,000            489,795         489,795

(1) At December 31, 2000, Mr. Niswonger has not been granted any options for the purchase of Common Stock.
(2) Represents the adjusted closing price for the Common Stock on December 29, 2000 of $37.31 less the exercise price for all outstanding exercisable and unexercisable options for which the exercise price is less than the December 29, 2000 closing price. Exercisable options have been held at least one year from the date of grant.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

The Company has an employment agreement with Bruce A. Campbell, the Company's President and Chief Operating Officer. Under the agreement, Mr. Campbell is to be paid a base salary of $250,000 during 2001. Thereafter, Mr. Campbell's base salary will be subject to annual review by the Board, if applicable. Upon certain circumstances, upon early involuntary termination of Mr. Campbell's employment with the Company, the Company may be obligated to pay Mr. Campbell an amount equal to any then remaining payments under the agreement, including bonus incentives and health insurance payments, and all outstanding stock options shall become fully vested and exercisable. In addition to his base salary in 1999, Mr. Campbell was granted an option to purchase 300,000 shares of Common Stock at $6.25 per share. No stock options were granted to Mr. Campbell in 2000. Mr. Campbell is eligible for participation in the Company's cash incentive and other benefit plans. Mr. Campbell is also bound by the terms of a non-competition agreement entered into in connection with the employment agreement.

Upon the occurrence of a Change in Control or Potential Change in Control (as such terms are described below) under the Company's Amended and Restated Stock Option and Incentive Plan (the "1992 Stock Option Plan"), all outstanding options and any stock appreciation rights that have been outstanding for at least six months will become fully exercisable and vested, and certain restrictions applicable to the benefits available under any other award under the 1992 Stock Option Plan will lapse, unless otherwise determined by the Compensation Committee (the "Committee") of the Board of Directors. Unless otherwise determined by the Committee at or after grant but prior to the occurrence of any Change in Control, the value of all vested options and other awards granted under the 1992 Stock Option Plan will be cashed out at the Change in Control Price upon the occurrence of a Change in Control or Potential Change in Control. Options and other awards granted to executive officers, directors and other persons who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will only be cashed out if they have been held for at least six months and, unless otherwise determined by the Committee, the Change in Control or Potential Change in Control was outside the control of the holder of the option or other award.

Under the 1992 Stock Option Plan, a Change in Control is defined to include (i) any Change in Control that would be required to be reported in response to any form or report to the Commission, or any stock exchange on which the Company's shares are listed; (ii) the acquisition by any person (other than the Company, a subsidiary of the Company or any employee benefit plan of the Company or any of its subsidiaries) of beneficial ownership of securities of the Company representing 20% or more of the combined voting power of the Company; or (iii) a change in the Board of Directors of the Company if, as a result of such change, the persons who were the members of the Board of Directors two years prior to such change cease to constitute at least a majority of the members of the Board of Directors. Persons who were elected by or on the recommendation or approval of at least three-quarters of the members of the Board of Directors who were in office at the beginning of such period are deemed to have been in office during such two year period for purposes of this provision. A Change in Control is also deemed to occur if a majority of the members of the Committee in office prior to the happening of any event determines in its sole discretion that as a result of such event there has been a Change in Control. A Potential Change in Control is deemed to occur upon (i) the approval by shareholders of any agreement which, if consummated, would result in a Change in Control, or
(ii) the acquisition by any person (other than the Company, a subsidiary of the Company or any employee benefit plan of the Company or any of its subsidiaries) of beneficial ownership of securities of the Company representing five percent or more of the combined voting power of the Company's securities and the adoption by the Committee of a resolution to the effect that a Potential Change in Control of the Company has occurred. The Change in Control Price is defined as the highest price per share paid for the Common Stock in any transaction reported on The Nasdaq Stock Market or any other exchange or market that is the principal trading market for the Common Stock or any other bona fide transaction related to such Change in Control or Potential Change in Control at any time during the 60 day period prior to the Change in Control or Potential Change in Control. In the case of incentive stock options and stock appreciation rights related thereto, the Change in Control Price is determined based solely on transactions reported for the date on which the cash-out or the exercise of the stock appreciation right occurs.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2000, the Committee was comprised of two non-employee directors, James
A. Cronin, III, and Robert Keith Gray, and Scott M. Niswonger. Mr. Niswonger also served on the Compensation Committee of Landair Corporation. Richard H. Roberts is an executive officer and director of Landair Corporation. See "Certain Relationships and Related Transactions."

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Company's general compensation policies on executive officer compensation are administered by the Committee; however, the Committee submits its determinations to the full Board for its comments and concurrence. A majority of members of the Committee were non-employee directors during 2000. It is the responsibility of the Committee to determine whether the executive compensation policies are reasonable and appropriate to meet their stated objectives and effectively serve the best interests of the Company and its shareholders.

The three components of executive officer compensation are base salary, annual bonus incentive awards and stock option grants, except for the Chief Executive Officer whose compensation includes only base salary and annual bonus incentive awards. In addition to the Committee's determinations on base salary and bonus incentive awards, the Committee acting solely through its non-employee directors administers the Company's Restated Employee Stock Purchase Plan and two stock option and incentive plans and determines the options to be granted to executive officers.

The Company believes that its executive compensation policy should be reviewed annually and should be reviewed in light of the Company's financial performance, its annual budget, its position within its industry sector and the compensation policies of similar companies in its business sector. The Committee believes that in addition to corporate performance, it is appropriate to consider, in setting and reviewing executive compensation, the level of experience and the responsibilities of each executive as well as the personal contributions a particular individual may make to the success of the corporate enterprise. Such qualitative factors are taken into account in considering levels of compensation. No relative weight is assigned to these qualitative factors, which are applied subjectively by the Committee.

The Company has an employee cash incentive plan (the "Cash Incentive Plan"), which provides for annual cash incentive payments to employees based on the Company's results of operations. The goals of the Cash Incentive Plan are established based on operating plans for the year, and amounts payable under the Cash Incentive Plan are determined based on the results of the Company's operations. The amount of the cash incentives paid under the Cash Incentive Plan are determined annually by the Board.

In order to be able to increase the equity incentives available to executive officers and other key employees, and to continue to be able to offer new options, the number of authorized shares issuable under the 1992 Stock Option Plan is 3,000,000 shares of Common Stock. The Company's 1999 Stock Option and Incentive Plan provides for issuance of up to 1,500,000 shares of Common Stock and 198,000 stock options were granted under the Plan in 2000.

The Company also has adopted a Restated Employee Stock Purchase Plan under which all executive officers are entitled to participate unless they own five percent or more of the total outstanding Common Stock.

The Committee's philosophy with respect to the compensation of the Company's Chief Executive Officer is essentially the same as its philosophy with respect to other executive officers. Because the Chief Executive Officer owns 24% of the Common Stock, however, his personal net worth is more closely related to the performance of the Common Stock than other executive officers. The Committee has not awarded stock options to the Chief Executive Officer.

Section 162(m) of the Internal Revenue Code of 1986, as amended and any successor thereto, was enacted as part of the 1993 Omnibus Budget Reconciliation Act and generally disallows a corporate deduction for compensation over $1,000,000 paid to the Company's Chief Executive Officer or any other of the four most highly compensated officers. The Committee continues to analyze the potential impact of this limitation. Under the regulations and the transition rules, executive compensation pursuant to the 1992 Stock Option Plan and the 1999 Stock Option and Incentive Plan is expected to qualify as "performance based" compensation and therefore be excluded from the $1,000,000 limit. Other forms of compensation provided by the Company, however, are not excluded from the limit. The Committee currently anticipates that substantially all compensation to be paid in future years will be deductible under Section 162(m) because of the spread between present levels of executive officer compensation and the limit under the regulation. In any event, the Committee believes that performance based compensation is desirable and can be structured in a manner to qualify as performance based compensation under Section 162(m).

                                            Scott M. Niswonger
                                            James A. Cronin, III
                                            Robert Keith Gray

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

The Committee discussed with the Company's independent auditors the overall scope and plans for their audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their audits, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held two meetings during 2000.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

                                            James A. Cronin, III
                                            Robert Keith Gray
                                            Ray A. Mundy

STOCK PERFORMANCE GRAPH

The following graph compares the percentage change in the Company's cumulative shareholder return on its Common Stock with the Nasdaq Trucking and Transportation Stocks Index and The Nasdaq Stock Market Index commencing December 31, 1995 and ending December 31, 2000. The graph assumes a base investment of $100 made on December 31, 1995 and the respective returns assume reinvestment of all dividends, including the Company's distribution to shareholders of Landair Corporation common stock effected on September 23, 1998. For the purposes of this graph, the Landair Corporation common stock distribution is treated as a nontaxable cash dividend that would have been converted to additional Common Stock at the close of business on September 23, 1998. The comparisons in this graph are required by the Commission and, therefore, are not intended to forecast or be necessarily indicative of any future return on the Common Stock.


                                       12/31/95       12/31/96       12/31/97      12/31/98       12/31/99       12/31/00
                                       --------       --------       --------      --------       --------       --------
Forward Air Corporation                  $100          $ 75           $183          $194           $900           $1,162
Nasdaq Trucking and Transportation
  Stocks Index                            100           110            141           127            123              112
Nasdaq Stock Market Index                 100           123            151           213            395              238

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board, acting upon the recommendation of the Audit Committee, has appointed the independent public accounting firm of Ernst & Young LLP to serve as the Company's independent auditors for 2001. As in the past, the Board has determined that it would be desirable to request ratification of its appointment by the shareholders of the Company. If the shareholders do not ratify the appointment of Ernst & Young LLP, the appointment of independent public accountants will be reconsidered by the Board. A representative of Ernst & Young LLP is not expected to be present at the Annual Meeting, and thus, is not expected to make a statement or be available to respond to appropriate questions.

This Proposal will be approved if the votes cast in favor of the Proposal exceed the votes cast against it. Unless otherwise directed therein, the proxies solicited hereby will be voted for approval of Ernst & Young LLP. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR 2001.

AUDIT FEES

Ernst & Young LLP has billed the Company $145,210, in the aggregate, for professional services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the interim financial statements included in the Company's Quarterly Reports on Form 10-Q filed during the fiscal year ended December 31, 2000. Additional audit-related fees billed for the period were $38,400.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

ALL OTHER FEES

Ernst & Young LLP has billed the Company $152,426, in the aggregate, for services rendered by Ernst & Young LLP for all services (other than those covered above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees") during the fiscal year ended December 31, 2000.

OTHER MATTERS

The Board of Directors knows of no other matters that may come before the meeting; however, if any other matters should properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of Regulation S-K require the directors and executive officers of the Company, and any persons holding more than ten percent of any class of equity securities of the Company, to report their ownership of such equity securities and any subsequent changes in that ownership to the Commission, The Nasdaq Stock Market and the Company. Based solely on a review of the written statements and copies of such reports furnished to the Company by its executive officers and directors, the Company believes that during 2000 all Section 16(a) filing requirements applicable to its executive officers, directors and shareholders were timely satisfied, except that Rodney L. Bell, Vice President and Controller, inadvertently filed a late Form 4 in connection with the sale of 1,500 shares of Common Stock in May 2000, the exercise of 9,375 stock options in May 2000 and the sale of 4,000 shares of Common Stock in July 2000. A Form 4 was filed in September 2000 reporting these transactions by Mr. Bell.

DEADLINE FOR SUBMISSION TO SHAREHOLDERS OF PROPOSALS TO BE PRESENTED AT THE 2002 ANNUAL MEETING OF SHAREHOLDERS

Any proposal intended to be presented for action at the 2002 Annual Meeting of Shareholders by any shareholder of the Company must be received by the Secretary of the Company not later than December 1, 2001 in order for such proposal to be considered for inclusion in the Company's Proxy Statement and proxy relating to its 2002 Annual Meeting of Shareholders. Nothing in this paragraph shall be deemed to require the Company to include any shareholder proposal which does not meet all the requirements for such inclusion established by the Commission at the time in effect.

For other shareholder proposals to be timely (but not considered for inclusion in the Proxy Statement for the 2002 Annual Meeting of Shareholders), a shareholder's notice must be received by the Secretary of the Company not later than March 1, 2002 and the proposal and the shareholder must comply with Regulation 14A under the Exchange Act. In the event that a shareholder proposal intended to be presented for action at the next Annual Meeting is not received prior to March 1, 2002, proxies solicited by the Board of Directors in connection with the Annual Meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the Proxy Statement for the Annual Meeting.

MISCELLANEOUS

It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, shareholders who do not expect to attend in person are urged, regardless of the number of shares of Common Stock owned, to date, sign and return the enclosed proxy promptly.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 IS INCLUDED WITHIN THE ANNUAL REPORT PROVIDED WITH THIS PROXY STATEMENT. SUCH ANNUAL REPORT DOES NOT CONSTITUTE A PART OF THE PROXY SOLICITATION MATERIAL. COPIES OF EXHIBITS FILED WITH THE FORM 10-K ARE AVAILABLE UPON WRITTEN REQUEST. REQUESTS SHOULD BE MADE IN WRITING TO RICHARD
H. ROBERTS, SECRETARY, FORWARD AIR CORPORATION, P.O. BOX 1058, GREENEVILLE, TENNESSEE 37744-1058.


                                    By Order of the Board of Directors

                                    Richard H. Roberts
                                    Secretary

Greeneville, Tennessee
April 23, 2001

                                   Appendix A


                            FORWARD AIR CORPORATION

                            AUDIT COMMITTEE CHARTER


                                  ORGANIZATION

         This charter governs the operations of the audit committee. The committee shall review and reassess this charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at lease three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate (including having the ability to read and understand financial statements), and at least one member shall have accounting or related financial management expertise or other background that results in that member's financial sophistication.

                              STATEMENT OF POLICY

         The audit committee shall provide assistance to the board of directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board.

         In so doing, it is the responsibility of the committee to maintain free and open communication among the committee, independent auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose. The audit committee will work closely with management and independent auditors to promote accurate, high-quality, and timely disclosure of financial and other information to the board, the public markets, and shareholders.

                         RESPONSIBILITIES AND PROCESSES

         The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of its activities to the board. The committee recognizes that management is responsible for preparing the Company's financial statements, and that the independent auditors are responsible for auditing those financial statements.

The committee in carrying out its responsibilities believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

         The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate. In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

- The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for approval of the Company's shareholders in its proxy statement). The committee shall discuss with the auditors their objectivity and independence from management and the Company and matters included in the formal written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval. The committee will ensure the independence of the outside auditors.

- The committee shall discuss with the independent auditors and with Company financial management personnel the overall scope and plans for audits including the scope of the proposed audit for the current year, audit procedures to be utilized, and the adequacy of audit staffing and compensation. At the conclusion thereof, the committee shall review such audit, including any comments or recommendations of the independent auditors. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

- The committee shall review with the Company's financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Further, the Committee periodically should review Company policy statements to determine their adherence to the code of conduct.

- The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q.

         Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

- The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders, if distributed prior to the filing of Form 10-K), including their judgment about the quality, not merely the acceptability, of accounting principles relied upon therein, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                                     PROXY
                            FORWARD AIR CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           OF FORWARD AIR CORPORATION

    The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby appoints Scott M. Niswonger, Bruce A. Campbell and Richard H. Roberts and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of common stock of Forward Air Corporation owned of record by the undersigned on all matters which may come before the 2001 Annual Meeting of Shareholders to be held at the General Morgan Inn & Conference Center, 111 North Main Street, Greeneville, Tennessee, on May 21, 2001, at 1:30 p.m., local time, and any adjournments thereof, unless otherwise specified herein. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, are further authorized to vote on matters which the Board of Directors does not know a reasonable time before making the proxy solicitation will be presented at the meeting, and are further authorized to vote on other matters which may properly come before the 2001 Annual Meeting and any adjournments thereof.

   1. Election of Directors

    [ ] FOR all the nominees listed below (except as marked to the contrary below)

    [ ] WITHHOLD AUTHORITY (ABSTAIN) to vote for all nominees listed below

   Bruce A. Campbell; Andrew C. Clarke; James A. Cronin, III; Hon. Robert Keith Gray; Ray A. Mundy; Scott M. Niswonger; and Richard H. Roberts

For, except vote withheld from the following nominee(s):

--------------------------------------------------------------------------------

   2. Ratification of the appointment of Ernst & Young LLP as independent auditors

        [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

                               (see reverse side)

   YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE DIRECTOR NOMINEES AND "FOR" PROPOSAL 2.

                                                  Do you plan to attend the
                                                  Annual Meeting?
                                                  [ ] Yes          [ ] No

                                                  PLEASE SIGN AND DATE BELOW AND
                                                  RETURN PROMPTLY.

                                                  Please sign exactly as name
                                                  appears hereon. Joint Owners
                                                  should each sign. When signing
                                                  as attorney, executor,
                                                  administrator, trustee or
                                                  guardian, please give full
                                                  title as such.

                                                  ------------------------------

                                                  ------------------------------
                                                  Signature(s)              Date